UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

MyECheck, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-55296	20-1884354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Bidwell Street, Suite 190, Folsom, California 95630

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (844) 693-2432

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2015, MyECheck, Inc. (the “Company”) issued effective as of December 11, 2015, and JSJ Investments, Inc. (an accredited investor hereinafter referred to as the “Purchaser”) purchased, a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $125,000.

The Company agreed to issue the Convertible Note to the Purchaser in exchange for gross proceeds to the Company of $125,000, before deducting transaction fees and expenses. After deducting transaction fees and expenses, net proceeds of $112,625 were disbursed to the Company on December 11, 2015.

The Convertible Note is due and payable nine (9) months from the date of issuance (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date, and accrues interest at an annual rate of 12% on the unconverted and outstanding principal balance.

The Convertible Note may be converted, in whole or in part, into shares of common stock at the option of the Purchaser at any time 180 days after the Issuance Date. The shares of common stock issuable upon conversion of the Convertible Note shall equal the outstanding principal amount of the Convertible Note plus any interest due thereon divided by the Conversion Price (as such term is defined in the following sentence). The “Conversion Price” is equal to the lesser of (i) a 45% discount to the lowest trading price of the Company’s common stock during the 20 trading days prior to the date of the applicable conversion notice from Purchaser to the Company; and (ii) a 45% discount to the lowest trading price of the Company’s common stock during the 20 trading days prior to the date the Convertible Note was executed.

The Convertible Note may be prepaid at any time during the 180 day period after the date of its issuance (the “Issuance Date”); provided, however, that any prepayment of the principal owed under the Convertible Note is subject to, in addition to outstanding accrued interest, a cash redemption premium of: (i) 135% of the outstanding principal if the prepayment occurs on or prior to the 90th day after the Issuance Date; (ii) 140% of the outstanding principal if the prepayment occurs between the 91st day and the 120th day after the Issuance Date; (iii) 145% of the outstanding principal if the prepayment occurs between the 121st day and the 180th day after the Issuance Date. Any prepayment of the Convertible Note between the 180th day after the Issuance Date and the Maturity Date can only be made with the prior written consent of the Purchaser and is subject to, in addition to outstanding accrued interest, a cash redemption premium of 150% of the then outstanding principal.

The foregoing description of the terms of the Convertible Note is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Convertible Note was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of the Purchaser which included, in pertinent part, that Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from the Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Company, (iv) the Purchaser had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015		MYECHECK, INC.
	By:	/s/ Edward R. Starrs
Name: Edward R. Starrs Title: Chief Executive Officer